UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, New York

New York, 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 212-632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, Lazard Ltd (“Lazard”) announced the election of Dominique Ferrero to its Board of Directors (the “Board”) and the resignation, also on March 10, 2008, of Anthony Orsatelli from the Board. A copy of the press release announcing this information is being furnished as Exhibits 99.1 to this Current Report on Form 8-K. On March 10, 2008, Mr. Orsatelli also resigned from the Board of Directors of Lazard Group LLC. In connection with an investment by Natixis (formerly, IXIS Corporate & Investment Bank) in Lazard at the time of its initial public offering, Lazard agreed to nominate one person designated by Natixis to the Board. Mr. Ferrero is the Natixis nominee to the Board. Mr. Ferrero was also elected as a member of the Board of Directors of Lazard Group LLC. For a description of this and other arrangements with Natixis, please see Lazard’s 2008 preliminary proxy statement filed on March 10, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release of Lazard Ltd issued on March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

LAZARD GROUP LLC,

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel

Date: March 10, 2008

EXHIBIT INDEX

99.1	Press Release issued on March 10, 2008.